TeraWulf Announces June 2023 Production and Operations Updates

Increased hashrate capacity by 25% month-over-month to 5.5 EH/s as of June 30, 2023.

Self-mined 347 BTC in June, an 8% increase over May, for a total of 909 BTC mined in 2Q 2023 and 1,441 BTC year to date.

EASTON, Md. – June 6, 2023 – TeraWulf Inc. (Nasdaq: WULF) (“TeraWulf” or the “Company”), owners and operators of vertically integrated, domestic bitcoin mining facilities powered by more than 91% zero-carbon energy, today provided an unaudited monthly production and operations update for June 2023.

June 2023 Highlights

●	Self-mined 347 bitcoin in June with an average production rate of 11.6 bitcoin per day. As with prior months, all self-mined BTC in June was sold generating proceeds of approximately $9.6 million.
●	Power cost averaged $9.3k per bitcoin produced, or approximately $0.035/kWh in June.
●	Fully commissioned Building 2 at the Lake Mariner facility and achieved 110 MW of self-mining capacity sitewide.
●	Deployed fleet of over 50,000 miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.

Key Metrics [1]	June 2023
Bitcoin Self-Mined [2]	347
Self-Mining Revenue Equivalent ($M) [3]	$9.6
Hosting Revenue ($M) [4]	$0.4
Power Cost ($M) [5]	$3.5
Avg. Operating Hash Rate (EH/s) [6]	4.9
Revenue per Bitcoin	$27,663
Power Cost per Bitcoin	$9,320

Management Commentary

“Despite the increase in network difficulty and decrease in transaction fees, and many of our peers facing downtime and/or curtailed operations due to geographic concentration in Texas, TeraWulf increased its

1 Unaudited monthly results are based on estimates, which remain subject to standard month end adjustments. The Company’s share of the earnings or losses of the Nautilus facility is reflected in the caption “Equity in net loss of investee, net of tax” in the consolidated statements of operations. Operations at Nautilus do not impact the revenue or cost of goods sold lines in TeraWulf’s consolidated statements of operations.

2 Includes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility and TeraWulf’s net share of BTC produced at the Nautilus facility.

3 Includes TeraWulf’s net share of BTC revenue generated at the Nautilus facility and profit sharing from hosting agreement.

4 Excludes BTC earned from profit sharing associated with short-term hosting agreement at the Lake Mariner facility.

5 Includes TeraWulf’s net share of power cost incurred at the Nautilus facility.

6 Includes gross total hash rate of miners hosted on short-term agreement at the lake Mariner facility.

monthly bitcoin production by 8% in June,” stated Kerri Langlais, Chief Strategy Officer of TeraWulf. “Last month, TeraWulf realized an average power cost of 3.5 cents per kilowatt hour and an average availability in excess of 98% across its facilities. The Company’s low energy costs and high availability despite the high summer temperatures are a testament to our team’s decades of energy infrastructure management experience,” added Langlais.

“The expansion of the former power block data center area at the Lake Mariner facility was completed near the end of June, which now holds more than 4,700 miners (or 0.5 EH/s) – a prime example of how TeraWulf drives down capital expenditures by utilizing legacy energy and power infrastructure to maximize profitability,” continued Langlais. “We continue to prepare for the next Bitcoin block halving event, currently anticipated in April 2024, with a firm belief that all hash is not equal. Our demonstrated execution capabilities, substantial organic growth opportunities at our two sites, and industry-low power prices, reflect the strength of TeraWulf’s vertically integrated strategy which we expect will further define us as the leading sustainable, low-cost bitcoin miner.”

Production and Operations Update

In June, TeraWulf announced its achievement of 5.5 EH/s of operating capacity with the completion of Building 2 at its Lake Mariner facility. In the coming weeks, the Company will activate its remaining slots to bring Lake Mariner’s self-mining hash rate to a total of 3.6 EH/s and the total self-mining hash rate to 5.5 EH/s and 160 MW of capacity across its two sites.

As of June 30, 2023, the Company had an operational miner fleet of approximately 50,000 of the latest generation miners, comprised of 34,000 miners at its wholly owned Lake Mariner facility in New York (5,000 of which are hosted) and 16,000 self-miners at the nuclear-powered Nautilus facility in Pennsylvania.

Please take a tour of our Zero-Carbon Hydro and Nuclear Powered Bitcoin Mining Facilities

About TeraWulf

TeraWulf (Nasdaq: WULF) owns and operates vertically integrated, environmentally clean Bitcoin mining facilities in the United States. Led by an experienced group of energy entrepreneurs, the Company currently has two Bitcoin mining facilities: the wholly owned Lake Mariner facility in New York, and Nautilus Cryptomine facility in Pennsylvania, a joint venture with Cumulus Coin, LLC. TeraWulf generates domestically produced Bitcoin powered by nuclear, hydro, and solar energy with a goal of utilizing 100% zero-carbon energy. With a core focus on ESG that ties directly to its business success, TeraWulf expects to offer attractive mining economics at an industrial scale.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include statements concerning anticipated future events and expectations that are not historical facts. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements. In addition, forward-looking statements are typically identified by words such as “plan,” “believe,” “goal,” “target,” “aim,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,”

“should,” “would” and other similar words and expressions, although the absence of these words or expressions does not mean that a statement is not forward-looking. Forward-looking statements are based on the current expectations and beliefs of TeraWulf’s management and are inherently subject to a number of factors, risks, uncertainties and assumptions and their potential effects. There can be no assurance that future developments will be those that have been anticipated. Actual results may vary materially from those expressed or implied by forward-looking statements based on a number of factors, risks, uncertainties and assumptions, including, among others: (1) conditions in the cryptocurrency mining industry, including fluctuation in the market pricing of bitcoin and other cryptocurrencies, and the economics of cryptocurrency mining, including as to variables or factors affecting the cost, efficiency and profitability of cryptocurrency mining; (2) competition among the various providers of cryptocurrency mining services; (3) changes in applicable laws, regulations and/or permits affecting TeraWulf’s operations or the industries in which it operates, including regulation regarding power generation, cryptocurrency usage and/or cryptocurrency mining; (4) the ability to implement certain business objectives and to timely and cost-effectively execute integrated projects; (5) failure to obtain adequate financing on a timely basis and/or on acceptable terms with regard to growth strategies or operations; (6) loss of public confidence in bitcoin or other cryptocurrencies and the potential for cryptocurrency market manipulation; (7) the potential of cybercrime, money-laundering, malware infections and phishing and/or loss and interference as a result of equipment malfunction or break-down, physical disaster, data security breach, computer malfunction or sabotage (and the costs associated with any of the foregoing); (8) the availability, delivery schedule and cost of equipment necessary to maintain and grow the business and operations of TeraWulf, including mining equipment and infrastructure equipment meeting the technical or other specifications required to achieve its growth strategy; (9) employment workforce factors, including the loss of key employees; (10) litigation relating to TeraWulf, RM 101 f/k/a IKONICS Corporation and/or the business combination; and (11) other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”). Potential investors, stockholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. TeraWulf does not assume any obligation to publicly update any forward-looking statement after it was made, whether as a result of new information, future events or otherwise, except as required by law or regulation. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the Company’s filings with the SEC, which are available at www.sec.gov.

Company Contact:
Jason Assad

Director of Corporate Communications

assad@terawulf.com